Exhibit 99.1

     Statement Under Oath of Principal Executive Officer
 Regarding Facts and Circumstances Relating to Exchange Act
                           Filings


I, H. Harry Bresky, Chairman of the Board, President and
Chief Executive Officer of Seaboard Corporation, state and attest that:

     (1) To the best of my knowledge, based upon a review of the covered reports of Seaboard Corporation, and, except as corrected or supplemented in a subsequent covered report:

          no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

          no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

     (2)  I reviewed the contents of this statement with Seaboard
     Corporation's audit committee.

     (3) In this statement under oath, each of the following, if filed on or before the date of this statement, is a "covered report":

          Annual Report on Form 10-K for the Year Ended December
          31, 2001 of Seaboard Corporation

          all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of Seaboard Corporation filed with the Commission subsequent to the filing of the Form 10-K identified above; and

          any amendments to any of the foregoing


                                   Subscribed to and sworn to
                                   before me this 5th day of
/s/H. Harry Bresky                 August 2002.
H. Harry Bresky
Chairman of the Board, President   /s/Sandra Kazmier
and Chief Executive Officer        Notary Public
August 5, 2002
                                   My Commission Expires:  6/30/06